Exhibit 99.1

DarkPulse, Inc. Subsidiary, Optilan, Closes Three Contracts Within Same Week

HOUSTON, May 27, 2022 DarkPulse Inc. (OTC: DPLS) (“DPLS" or "the Company"), today announced its wholly owned subsidiary, Optilan, has secured three contracts within the same week. The first is located in Libya for SDH Network Design & Installation, Passively Cooled Equipment Shelters and P25 Radios. The Company is also pleased to announce Optilan has been awarded a new 12-month Framework Agreement for installation, maintenance and emergency response for a UK fibre optic network provider. This contract entails fibre maintenance for a prime road link in the UK which includes 24/7 365 emergency response. Finally, a third contract was also won for a new fibre installation in Cardiff, Wales.

Optilan is a global provider of turnkey telecommunications and security systems, and integration services intended to offer one-stop-shop services for all aspects of security and communication applications. Optilan’s services include: design, installation, commissioning, support, and maintenance services of satellite, wireless, fiber transmission systems, CCTV security and radio-based systems, enabling the energy, transportation, critical infrastructure and industrial sectors to receive individually tailored, innovative applications and services that deliver value, resilience and flexibility. Optilan is headquartered in the UK and operates offices in Azerbaijan, India, Middle East and Turkey.

“As our group of companies continues towards closer collaboration, we have seen an increase in sales capacity while reducing overhead,” said DarkPulse CEO, Dennis O’Leary. “Utilizing our group of company’s expertise, we were able to close three contracts within the same week. This renewed commitment from every team member across the organization is the result of management’s ability to foster an environment of support and communication across the DarkPulse family.”

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

About Optilan

Optilan is a leading independent security and communications systems integrator worldwide. With a 30-year pedigree, Optilan’s customers trust it to keep the integrity of their assets safe and secure, by managing the life cycle delivery risk of its solutions. By fostering a collaborative design approach to complex problems, Optilan provides innovative solutions, custom fit to even the most demanding of sites and scale of projects. Importantly, Optilan’s commitment to its safety culture remains unwavered, to ensure that everyone goes home safely every day.

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Optilan orchestrates business resilience with a suite of end-to-end solutions, combined with connectivity and professional service at a global level. Today’s business environment is more dynamic than ever. In response, businesses are urged to move at “internet speed” and evolve with continuous change and disruption accepted as the new normal. Optilan complements its tailored, integrated expertise with a curated ecosystem of leading manufacturers, to achieve both high quality and enduring results.

Optilan is proud to foster a unique culture full of talented individuals. Optilan’s sector focus ensures that its account teams are fully accredited to their operational areas. Optilan;s professionals have the skill to adopt and embed its expertise into existing platforms, processes, and cultures, delivering exceptional value for its clients. Beyond Optilan’s operational scope, it strives to consider the impact of its global footprint and mitigate associated environmental and sustainability risks. These factors combined set Optilan apart and establish why customers continue to trust and invest in its services.

For more information, visit: www.Optilan.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

Cassandra Campbell

(202) 403-2033

Cassandra.Campbell@ProgressHumanity.org

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